EXHIBIT 23.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption “Experts” in the Registration Statement on Form S-11 and related Prospectus of Strategic Storage Trust, Inc. for the registration of 110,000,000 shares of common stock and to the inclusion in the Registration Statement of our report dated October 24, 2007 with respect to the consolidated balance sheet of Strategic Storage Trust, Inc. and Subsidiary as of August 31, 2007, included therein.

\S\ REZNICK GROUP, P.C.

Baltimore, Maryland

December 21, 2007